                                                                   EXHIBIT 10.17

                 SHARE SUBSCRIPTION AND SHAREHOLDERS AGREEMENT



          THIS SHARE SUBSCRIPTION AND SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of March 29, 1996 among CVD, Inc., a California corporation (the "Company"), and each person listed on the signature page hereto (each, a "Shareholder" and, collectively, the "Shareholders").

                                R E C I T A L S:
                                - - - - - - - -

          A. The Shareholders wish to subscribe for shares of the Company and the Company wishes to issue Shares (as defined below) to the Shareholders, as set forth herein.

          B. The Company and the Shareholders deem it to be in their best interests to enter into this Agreement with respect to the regulation of certain aspects of the relationship among the parties.

                               A G R E E M E N T:
                               - - - - - - - - -

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for such other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.  Subscription for Shares.  Upon the terms and subject to the
              -----------------------
conditions contained herein and in reliance on the representations and warranties set forth below, each Shareholder hereby subscribes for that number of shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), as is set forth opposite such Shareholder's name on
Schedule 1 hereto, at a purchase price of $0.10 per share. On receipt of a cash payment in the amount set forth opposite each Shareholder's name on Schedule 1, the Company agrees to issue to each such Shareholder a share certificate evidencing the Shares subscribed for thereby.

          2.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to each Shareholder as follows:

              2.1  Organization.  The Company is a corporation duly organized,
                   ------------
validly existing and in good standing under the laws of the State of California.

              2.2  Authorization and Enforceability. This Agreement has been
                   --------------------------------
duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

              2.3  Capitalization.  The total authorized capital stock of the
                   --------------
Company consists of 1,000 shares of Common Stock. On issuance pursuant to the terms hereof, all shares of Common Stock will be duly authorized and validly issued, fully paid and nonassessable, free of any preemptive or other similar rights to subscribe for or to purchase any shares of capital stock of the Company.

          3.  Representations and Warranties of Each Shareholder.  Each
              --------------------------------------------------
Shareholder represents and warrants to the Company on its own behalf as follows:

              3.1  Investment Intent. Each Shareholder is acquiring its Shares
                   -----------------
for investment purposes only, for its own account, and not as nominee or agent for any other person, firm or corporation and not for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

              3.2  Unregistered Securities. Each Shareholder understands that
                   -----------------------
the Shares have not been registered under the Securities Act, and that, accordingly, such securities will not be transferable except pursuant to an exemption from the registration and prospectus delivery requirement of the Securities Act or upon satisfaction of such requirement. Each Shareholder further acknowledges that the Shares will be subject to the transfer restrictions set forth in Section 7 below and further acknowledges and agrees that the certificates evidencing such Shares and each certificate issued in exchange thereof will bear a legend indicating all restrictions on transfer.

              3.3  Sophistication and Knowledge. Each Shareholder represents to
                   ----------------------------
the Company that it is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act) and that, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of such investment. Each Shareholder acknowledges that it has been given the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the transactions contemplated hereby and the accuracy of the information contained in any document provided to such Shareholder by the Company.

              3.4  Authorization and Enforceability. This Agreement has been
                   --------------------------------
duly executed and delivered by the Shareholders and constitutes a legal, valid and binding obligation thereof, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          4.  Shares to Bear Legend.  Certificates representing any of the
              ---------------------
Shares shall bear substantially the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THAT CERTAIN SHAREHOLDERS AGREEMENT DATED AS OF MARCH 29, 1996 ("THE AGREEMENT") AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF THE AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY."

          5.  Board of Directors.  The parties hereto agree that the Board of
              ------------------
Directors will be constituted as provided in this Section 5 and the provisions of this Section 5 shall continue until the fifth (5th) anniversary hereof. Each Shareholder covenants and agrees that it will vote all of its Shares so as to provide, and the Company will use its best efforts to cause, the Board to be comprised of four (4) members. The initial Board will consist of the following members: one (1) member will be designated in writing by the Company, one (1) member will be designated in writing by Plasma & Materials Technologies, Inc., a California corporation and a Shareholder ("PMT"), and two (2) members will be designated by a vote of a majority of the Shareholders holding at least sixty-seven percent (67%) of the Shares. The Company agrees to reimburse all reasonable expenses, including travel expenses, incurred by each of the members of the Board in connection with his or her participation thereon. Any vacancy in a directorship may only be filled by the party having the right to designate and elect a member to such vacant position.

          6.  Corporation Action and Governance.
              ---------------------------------

              6.1  Restrictions. Prior to the consummation of this transaction
                   ------------
and except as otherwise required by law, without the prior approval of Shareholders holding at least eighty-five percent (85%) of the Shares, the Company shall not effect any:

                   (a) merger (including any exchange of capital stock), consolidation, recapitalization, stock-split or liquidation;

                   (b) sale, transfer or other disposition of any of its assets;

                   (c) increase in authorized capital stock, or issuance of any equity security or grant of any right or option to purchase any equity security;

                   (d) change in the nature of the business conducted by it;

                   (e) amendment or restatement of its Articles of Incorporation or bylaws from that in effect on the date hereof;

                   (f) increase or change in the size of the Board;

                   (g) declaration or payment of any dividends or any other distributions on or with respect to the Common Stock, or redeem, purchase or otherwise acquire for value any shares of the Company's capital stock;

                   (h) enter into or become obligated under any agreement to complete any of the foregoing.

          7.  No Transfer.  Each Shareholder acknowledges and agrees that,
              -----------
during the term of this Agreement, it will not sell, transfer, dispose of or otherwise encumber any Shares held thereby except pursuant to any sale or transfer to PMT pursuant to that certain Option Agreement dated of an even date herewith by and between the Company and each such Shareholder.

          8.  Amendment.  Any amendment, revision or modification of this
              ---------
Agreement shall require the prior written consent of the Company and of each Shareholder.

          9.  Specific Performance.  The parties agree that it is impossible to
              --------------------
measure in money the damages which will accrue to a party by reason of a failure to perform any of the obligations set forth in this Agreement. Therefore, if any party shall institute any action or proceeding to enforce the terms or alleging a breach of the provisions of this Agreement, in addition to any other remedy available at law, such party may seek specific performance of the terms hereof; and any other party against whom such action or proceeding is brought hereby waives the claim or defense that a remedy at law alone is adequate, and agrees (to the maximum extent permitted by law) to have such provision specifically enforced against it by any court of equity, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any violation or threatened violation of this Agreement.

          10.  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telecopier, upon receipt of confirmation of transmission, or three (3) days after the deposit with the United States Post Office, by registered or certified mail, or one (1) day after the deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          11.  Successors and Assigns.  Except as otherwise set forth herein,
               ----------------------
all terms, conditions and obligations of this Agreement shall be binding upon and run in favor of the parties hereto, and their successors and assigns.

          12.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall have the force and effect of an original.

          13.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California.

          14.  Termination.  This Agreement shall terminate and have no further
               -----------
force or effect on March 29, 2001.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


COMPANY:                      CVD, INC.
                              9255 Deering Avenue
                              Chatsworth, California  91311
                              Fax:  (818) 886-8098



                              By:  /s/ John W. La Valle
                                  ----------------------
                                  John W. La Valle
                                  Chief Financial Officer and Secretary


SHAREHOLDERS:                 SBIC PARTNERS, L.P.
                              201 Main Street, Suite 2302
                              Fort Worth, Texas  76102
                              Fax:  (817) 338-2047

                              By:  Forrest Binkley & Brown L.P.,
                                   General Partner

                                   By:  Forrest Binkley & Brown Venture Co.,
                                        General Partner



                                        By:  /s/ Jeffrey J. Brown
                                            -----------------------
                                            Jeffrey J. Brown
                                            Office of the President



                    [Signatures continued on following page]

                   [Signatures continued from previous page]



                              NORWEST EQUITY PARTNERS, V
                              3000 Sand Hill Road
                              Building 3, Suite 105
                              Menlo Park, California  94025
                              Fax:  (415) 854-6652

                              By:  Itasca Partners V, L.L.P.,
                                   General Partner


                                   By:  /s/ Kevin G. Hall
                                       -------------------
                                       Kevin G. Hall
                                       Partner


                              PLASMA & MATERIALS TECHNOLOGIES, INC.
                              9255 Deering Avenue
                              Chatsworth, California  91311
                              Fax:  (818) 886-8098



                              By:  /s/ Dr. Gregor A. Campbell
                                  ---------------------------
                                  Dr. Gregor A. Campbell
                                  President and Chief Executive Officer


                              R&M PARTNERS/CVD, G.P.
                              300 South Grand Avenue, Suite 2900
                              Los Angeles, California  90071
                              Fax:  (213) 229-8550



                              By:  /s/ Jeffrey L. DuRocher
                                  ------------------------
                                  Jeffrey L. DuRocher
                                  Partner

                                   Schedule 1

                         SHAREHOLDINGS OF SHAREHOLDERS
                         -----------------------------


Name of Shareholder                        Number of Shares   Purchase Price
-------------------                        ----------------   --------------
SBIC Partners, L.P.                               378               37.80

Norwest Equity Partners, V                        378               37.80

Plasma & Materials Technologies, Inc.             197               19.70

R&M Partners/CVD, G.P.                             47                4.70

                                                -----             -------
          TOTAL:                                1,000             $100.00
                                                =====             =======